Exhibit 10.17

L&W Draft of July 23, 2015

[HL Letterhead]

[•], 2015

ORIX USA Corporation

1717 Main Street – Suite 10100

Dallas, TX 75201

Attention: Ron Barger, General Counsel

Email:

Fram Holdings, LLC

c/o ORIX USA Corporation

1717 Main Street – Suite 10100

Dallas, TX 75201

Attention: Ron Barger, General Counsel

Email:

Re:                          Assignment and Assumption of Fram Promissory Notes; Indemnification Agreements

Ladies and Gentlemen:

Pursuant to this Agreement (this “Agreement”), for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Houlihan Lokey, Inc., a Delaware corporation (“HL”), Fram Holdings, LLC, a Delaware limited liability company (“Fram”), ORIX USA Corporation, a Delaware corporation (“ORIX”), and, solely with respect to Section 7 hereof, the Shareholder Representative (as defined in the Contribution and Share Purchase Agreement), on behalf of himself and the HLHZ Security Holders (as defined in the Contribution and Share Purchase Agreement), hereby agree as follows:

1.         Certain Definitions.  For purposes of this Agreement capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:

“Action” means any action, claim, suit, litigation, proceeding (including arbitral), demand or investigation.

“Affiliate” means, with respect to any specified Person, any other Person, at the time of such determination, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, that, for the purposes of this Agreement, as of and after the date hereof, none of ORIX or any of its Subsidiaries shall be deemed an Affiliate of HL or any of its Subsidiaries, and none of HL or any of its Subsidiaries shall be deemed an Affiliate of ORIX and its Subsidiaries, as a result of any control relationship between such Persons.

“Closing” means the closing of the Reorganization or the IPO, whichever closing is later.

“Contribution and Share Purchase Agreement” means that certain Contribution and Share Purchase Agreement, by and among, ORIX, Houlihan, Lokey, Howard & Zukin, Inc., the

Shareholders of Houlihan, Lokey, Howard & Zukin, Inc., the Shareholder Representative (as defined therein), and Fram, dated as of October 30, 2005, as amended from time to time.

“Control,” and the correlative terms “Controlling” and “Controlled,” means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and whether or not exercised.

“Fram” has the meaning set forth in the preamble hereto, and shall include any predecessor (including Fram Holdings, Inc.) or successor thereto.

“Fram Business” means the business of Fram and its Subsidiaries (excluding (i) the HL Business and (ii) any activities of Fram relating to the issuance of shares (or ownership thereof) or payment of compensation, in each case, to any Holder or similar payments by Fram with respect to any Holder) as conducted on or prior to the Closing.

“Fram Promissory Notes” means the promissory notes set forth on Schedule A hereto.

“Fram Stockholders’ Agreement” means that certain Third Amended and Restated Stockholders’ Agreement, by and among ORIX, Fram and the other parties thereto, dated as of February 17, 2009, as amended by that certain Amendment No. 1 to the Third Amended and Restated Stockholders’ Agreement, dated as of April 28, 2011, that certain Amendment No. 2 to the Third Amended and Restated Stockholders’ Agreement, dated as of December 20, 2013, and that certain Amendment No. 3 to the Third Amended and Restated Stockholders’ Agreement, dated as of the date hereof.

“HL” has the meaning set forth in the preamble hereto, and shall include any predecessor (including HL CA) or successor thereto.

“HL Business” means the business of HL and the HL Subsidiaries as conducted on or prior to the Closing.

“HL CA” means Houlihan Lokey, Inc., a California corporation and the predecessor of Houlihan Lokey, Inc., a Delaware corporation.

“HL Stockholders’ Agreement’” means that certain Stockholders’ Agreement of HL, by and among HL and the holders named therein, dated as of the date hereof.

“HL Subsidiaries” means the Subsidiaries in existence from time to time of HL or any successor entity to HL (whether by merger, consolidation, sale of all or substantially all of a Subsidiary’s assets or otherwise).

“Holder” means any current or former employee of HL or a Subsidiary of HL who is a former holder of (i) shares of Series A common stock, (ii) shares of Series B common stock and/or (iii) Series E common stock, in each case, of Fram.

“Indemnifiable Losses” means all after-tax liabilities suffered or incurred by an Indemnified Person, including any reasonable legal or other fees, costs or expenses of defending or investigating any claim or proceeding or enforcing any indemnity hereunder; provided, however, that “Indemnifiable Losses” shall not include any special, indirect, incidental, punitive or consequential damages whatsoever, including damages for lost profits and lost business opportunities or damages calculated based upon a multiple of earning approach or variant thereof, except, in each case, to the extent awarded in an Action involving a Third-Party Claim against such Indemnified Person; provided, further, that, in the event of a dispute concerning any Indemnifiable Losses, no party shall have any liability with respect thereto except to the extent that such Indemnifiable Losses shall have been finally judicially determined to be owed by such party; provided, further, that “Indemnifiable Losses” shall not include any taxes (it being understood that the allocation and indemnification of taxes among the parties hereto and their Subsidiaries shall be governed exclusively by the Tax Sharing Agreement).

“Indemnified Person” means any HL Indemnified Persons or any ORIX Indemnified Persons, as applicable.

“Indemnifying Party” means HL or ORIX, as applicable.

“ORIX” has the meaning set forth in the preamble hereto, and shall include any successor thereto.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a governmental entity, a trust or other entity or organization.

“Registration Statement” means the Form S-1 Registration Statement relating to the offering and sale of shares of Class A common stock of HL in the IPO, initially filed with the United States Securities and Exchange Commission on July 10, 2015, including any and all amendments thereto and any and all preliminary or final prospectuses and free-writing prospectuses (and amendments or supplements thereto) relating to such offering.

“Reorganization” means the corporate reorganization to be effected prior to the IPO, as described in the Registration Statement.

“Representatives” means, with respect to any Person, any officer, director, employee, advisor, agent or representative of such Person, or anyone acting on behalf of them or such Person.

“Series E Holder” means any current or former employee of HL or a Subsidiary of HL who is a former holder of shares of Series E common stock of Fram.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership. trust, limited liability company or other entity at least a majority of the ownership interests (whether economic, voting, beneficial or otherwise) in which are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); provided that, without limiting the foregoing, a partnership or trust shall be a Subsidiary of any Person that (alone or together with one or more other Subsidiaries of such Person) owns or controls, directly or indirectly, or is, a general partner or trustee of such entity.

“Tax Sharing Agreement” means that certain Amended and Restated Tax Sharing Agreement by and among ORIX, HL Transitory Merger Company, Inc., a Delaware corporation, Houlihan Lokey, Inc., a Delaware corporation, and all corporations that are of [•] eligible to file a consolidated return as a member of the affiliated group of ORIX within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended, including [ORIX Commercial Alliance Corporation, a [•] corporation, ORIX Real Estate Capital, Inc., a [•] corporation, and ORIX Capital Markets, LLC, a [•] limited liability company,] dated as of [•], 2015.

2.         Assignment and Assumption of Fram Promissory Notes.

(a)        Upon the terms and subject to the conditions set forth in this Agreement, Fram hereby assigns to HL, free and clear of any encumbrances, all of Fram’s right, title and interest in and to the Fram Promissory Notes.

(b)                    Upon the terms and subject to the conditions set forth in this Agreement, HL hereby assumes from Fram, and agrees to pay, perform and discharge when due, all of the obligations and liabilities of Fram accruing, arising out of, or relating to the Fram Promissory Notes.

(c)                    In connection with the IPO and the assignment and assumption of the Fram Promissory Notes, on the date hereof ORIX shall pay to HL, by wire transfer in immediately available funds $[•], which represents the aggregate amount of all accrued and unpaid interest and principal under the Fram Promissory Notes.

3.         Indemnification by HL.  Upon the terms and conditions set forth in this Agreement, HL shall indemnify, hold harmless and reimburse each of ORIX, its Affiliates and its and their Representatives (collectively, the “ORIX Indemnified Persons”) from and against any and all Indemnifiable Losses of such Persons to the extent relating to, arising out of or resulting from (without duplication):

(a)        claims by any Holder related to the Reorganization, including the Drag-Along Notice (as defined in the Fram Stockholders’ Agreement) or Amendment No. 3 to the Fram Stockholders’ Agreement;

(b)        claims by (i) any Series E Holder related to the issuance, redemption or repurchase by Fram of shares of Series E common stock of Fram or options, derivatives or other securities in respect thereof pursuant to the Fram Holdings, Inc. 2006 Incentive Compensation Plan, as amended from time to time or the Fram Stockholders’ Agreement, or (ii) any Holder in respect of any other compensation paid by Fram to such Holder;

(c)        the assets, liabilities, operations, business, affairs or other activities (including any acts or omissions) of, on behalf of or relating to the HL Business;

(d)       the Fram Promissory Notes; and

(e)        any breach of any covenant or agreement of HL made in this Agreement;

together with, in each case (a) through (e) above, any Action in respect of the foregoing matters.

4.         Indemnification by ORIX.  Upon the terms and conditions set forth in this Agreement, ORIX shall indemnify, hold harmless and reimburse each of HL, its Affiliates and its and their Representatives (collectively, the “HL Indemnified Persons”) from and against any and all Indemnifiable Losses of such Persons to the extent relating to, arising out of or resulting from (without duplication):

(a)        the assets, liabilities, operations, business, affairs or other activities (including any acts or omissions) of, on behalf of or relating to the Fram Business; and

(b)        any breach of any covenant or agreement of ORIX and/or Fram made in this Agreement;

together with, in each case (a) and (b) above, any Action in respect of the foregoing matters.

5.         Notice of Indemnity Claim.  Any Indemnified Person entitled to indemnification under this Agreement may seek indemnification for any Indemnifiable Loss (other than in respect of a Third-Party Claim) by providing written notice to the Indemnifying Party, specifying (a) the basis for such indemnification claim and (b) if known, the aggregate amount of Indemnifiable Loss for which a claim is being made under this Agreement. Written notice to such Indemnifying Party of the existence of such claim shall be given by the Indemnified Person as soon as practicable after the Indemnified Person first receives notice of the potential claim; provided, however, that any failure to provide such prompt notice of the event giving rise to such claim to the Indemnifying Party shall not affect the Indemnified Person’s right to indemnification or relieve the Indemnifying Party of its obligations under this Agreement except to the extent such Indemnifying Party has been materially prejudiced as a result of such delay.

6.         Third-Party Claims.

(a)        If an Indemnified Person shall receive notice of the assertion by a third-party of any claim, or of the commencement by any such Person of any Action, with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnified Person pursuant to this Agreement (collectively, a “Third-Party Claim”), such Indemnified Person shall give such Indemnifying Party prompt written notice thereof; provided, however, that any failure to provide such prompt notice of the event giving rise to such claim to the Indemnifying Party shall not affect the Indemnified Person’s right to indemnification pursuant to this Agreement or relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party has been materially prejudiced as a result of such delay. Any such notice shall describe the Third-Party Claim in reasonable detail, including, if known, the amount of the Indemnifiable Loss for which indemnification may be available or a good faith estimate thereof.

(b)        An Indemnifying Party may elect (but is not required) to assume the defense of and defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (provided such counsel is reasonably acceptable to the indemnified party), any Third-Party Claim; provided, that Indemnifying Party shall not have the right to assume the defense of and defend any such Third-Party Claim that (i) seeks an injunction or other equitable relief against the Indemnified Person, (ii) under applicable standards of professional conduct, a conflict of interest (other than one that is of a monetary nature) exists between the Indemnified

Person and the Indemnifying Party in respect of the Third-Party Claim, or (iii) the Indemnified Person has available to it one or more defenses or counterclaims that are inconsistent with or different from those that may be available to the Indemnifying Party with respect to such Third-Party Claim. Within 30 days after the receipt of notice from an Indemnified Person in accordance with Section 6(a), the Indemnifying Party shall notify the Indemnified Person of its election whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim. After notice from an Indemnifying Party to an Indemnified Person of its election to assume the defense of a Third-Party Claim, such Indemnified Person shall have the right to participate in the defense, compromise, or settlement thereof, but, for as long as the Indemnifying Party pursues such defense, compromise or settlement with reasonable diligence, the fees and expenses of such Indemnified Person incurred in participating in such defense shall be paid by the Indemnified Person.

(c)        If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnified Person of its election as provided in Section 6(b), such Indemnified Person shall have the right to settle or compromise such Third-Party Claim, and any such settlement or compromise made or caused to be made of such Third-Party Claim in accordance with this Section 6 shall be binding on the Indemnifying Party (to the extent representing Indemnifiable Losses), in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. Notwithstanding the foregoing sentence, the Indemnified Person shall not compromise or settle a Third-Party Claim without the express prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed).

(d)       The Indemnifying Party shall have the right to compromise or settle a Third-Party Claim the defense of which it shall have assumed pursuant to Section 6(b) and any such settlement or compromise made or caused to be made of a Third-Party Claim in accordance with this Section 6 shall be binding on the Indemnified Person, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. Notwithstanding the foregoing sentence, the Indemnifying Party shall not have the right to admit liability on behalf of the Indemnified Person and shall not compromise or settle a Third-Party Claim in each case without the express prior written consent of the Indemnified Person (not to be unreasonably withheld, conditioned or delayed); provided, however, that such prior written consent shall not be required in the case of any such compromise or settlement if and only if the compromise or settlement includes, as part thereof, a full and unconditional release by the plaintiff or claimant of the Indemnified Person and the Indemnifying Party from all liability with respect to such Third-Party Claim and does not require the Indemnifying Party to be subject to any non-monetary remedy.

7.         Contribution and Share Purchase Agreement.

(a)        Each of ORIX, on behalf of itself and the ORIX Indemnified Parties (as defined in the Contribution and Share Purchase Agreement), and HL hereby releases the HLHZ Security Holders (as defined in the Contribution and Share Purchase Agreement) from any further obligation that the HLHZ Security Holders may have to indemnify any ORIX Indemnified Party or HL under the Contribution and Share Purchase Agreement and, each of ORIX, on behalf of itself and the ORIX Indemnified Parties, and HL hereby waives any right to seek indemnification from the HLHZ Security Holders under the Contribution and Share Purchase Agreement. Each of ORIX, HL, the Shareholder Representative (as defined in the Contribution and Share Purchase Agreement), on behalf of himself and the HLHZ Security Holders, and Fram, acknowledges and agrees that the HLHZ Security Holders shall have no further obligation under the Contribution and Share Purchase Agreement to indemnify the ORIX Indemnified Parties.  Notwithstanding the foregoing, the release in this Section 7(a) by ORIX shall not apply with respect to any holder whose release in Section 7(b) below is not effective with respect to ORIX.

(b)        The Shareholder Representative, on behalf of himself and the HLHZ Security Holders, hereby releases ORIX from any further obligation that ORIX may have to indemnify the HLHZ Security Holders under the Contribution and Share Purchase Agreement and, the Shareholder Representative, on behalf of himself and the HLHZ Security Holders, hereby waives any right to seek indemnification from ORIX under the Contribution and Share Purchase Agreement.

(c)        For the avoidance of doubt, nothing in Section 7(a) or Section 7(b) shall be deemed to limit, restrict or otherwise affect in any way any obligations of HL or ORIX set forth elsewhere in this Agreement, including their respective obligations under Section 3 and Section 4 hereof.

8.         Mitigation.  Each Indemnified Person claiming a right to indemnification under this Agreement shall make commercially reasonable efforts to mitigate any claim or liability that such Indemnified Person asserts under Section 6.

9.         Amendments and Waivers.

(a)        No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.       Entire Agreement.  This Agreement, including the Schedule hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.  This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

11.       Further Assurances.  Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

12.       Governing Law; Arbitration.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to conflict of laws principles thereof).  It is understood and agreed between the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever, arising out of, in connection with, or in relation to (a) the interpretation, performance or breach of this Agreement or (b) the arbitrability of any claims under this Agreement shall be subject to the provisions of Section 6.5 of the HL Stockholders’ Agreement, which is incorporated herein by reference mutatis mutandis.

13.       Notices.  Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be subject to Section 6.4 of the HL Stockholders’ Agreement, which is incorporated herein by reference mutatis mutandis.

14.       Certain Rules of Construction.  To the fullest extent permitted by law, the parties hereto intend that any ambiguities shall be resolved without reference to which party may have drafted this Agreement.  All Section titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Unless the context otherwise requires:  (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) words in the singular include the plural, and words in the plural include the singular; (d) provisions apply to successive events and transactions; (e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (f) “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; (g) all references to “Sections” refer to Sections of this Agreement unless otherwise noted; and (h) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

15.       Binding Effect.  Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all other Persons hereafter that become a party hereto.

16.       Severability.  In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of this Agreement as a whole.

17.       Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed.

18.       Counterparts.  This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

[Signature Page Follows]

If the foregoing accurately sets forth the agreement among HL, Fram and ORIX and, solely with respect to Section 7 hereof, the Shareholder Representative, regarding the subject matter hereof, please execute and return a copy of this Agreement to HL, from which time it shall constitute a binding agreement among HL, Fram and ORIX and, solely with respect to Section 7 hereof, the Shareholder Representative, effective as of the date first written above.

HOULIHAN LOKEY, INC.

By:
Name:
Title:

Acknowledged and agreed effective as of
date first written above:

ORIX USA CORPORATION

By:
Name:
Title:

Acknowledged and agreed effective as of
date first written above:

FRAM HOLDINGS, LLC

By:
Name:
Title:

Acknowledged and agreed effective as of
date first written above:

SHAREHOLDER REPRESENTATIVE,
solely with respect to Section 7 hereof

By:
Name:
Title:

[Signature Page to Letter Agreement]

Schedule A

Fram Promissory Notes

[list of applicable notes to be added]